Investor Presentation November 2022

Forward-Looking Statements This presentation contains forward-looking statements (“FLS”) which are protected as FLS under the PSLRA, and which are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business and economic uncertainties and competitive risks that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance CVR Energy, Inc. (together with its subsidiaries, “CVI”, “CVR Energy”, “we”, “us” or the Company”) will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future: continued safe and reliable operations; financial performance; profitable growth; compliance with regulations; ability to minimize environmental impacts; increasing focus on renewable production; percentage of ownership in CVR Partners common units and its general partner; crude oil capacities; strategic value of our locations; access to crude oil and condensate fields and price-advantaged sources; liquid volume yields; fertilizer segment feedstock diversity, costs, and utilization rates; agreements for UAN production; strategic priorities including our ability to operate safely, improve EH&S performance, preserve cash, maintain our balance sheet and liquidity, take advantage of strong market conditions and potential near term opportunities, deliver high value neat crude oils to our refineries, increase crude oil gathering rates, reduce purchases of Cushing WTI, realize transportation and product yield advantages, grow our renewable biofuels businesses, reduce the carbon footprint, minimize our RIN exposure through production of renewable biofuels, achieve RDU production volumes, construct pre-treatment units, pursue and secure 45Q tax credits, and maximize shareholder return; market conditions; timing and cost of our turnarounds; ability to create long term value, optimize assets, invest in high return projects, improve feedstock supply and product placement, provide above average cash returns, reduce cost of capital, optimize capital structure, maximize asset utilization and reduce down time exposure, diversify market driver exposure and core assets, offer synergies, maintain an attractive investment profile, repurchase shares/common units, divest non-core or non-revenue generating assets, maintain debt levels and capital structure profile in line with peers, manage overhead and SG&A costs, and provide a high dividend yield; sustaining and regulatory capex levels; availability of merger and acquisition opportunities; completion of construction of a renewable feedstock pretreater; conversion of hydrotreater at our Coffeyville facility to renewable service; manufacture of “blue” hydrogen and ammonia; carbon footprint reductions; crude oil capacity and throughput; strategic location of our facilities; access to production; space on and direction of pipelines we utilize; levels of organic growth and renewable-focused investments; complexity and quality of our facilities; optionality of our crude oil sourcing and/or marketing network; crude oil, shale oil and condensate production, quality and pricing (including price advantages) and our access thereto (including cost of such access) via our logistics assets, truck fleet, pipelines or otherwise; sales of blended products and RIN generation and capture; storage capacity; product mix; liquid volume, gasoline and distillate yields; refining margin and cost of operations as compared to peers or otherwise; utilization; throughput and production; economics of crude oil sales at Cushing, OK; operating costs; the macro environment; mid-continent supply and demand; product inventories; crack spreads, crude oil differentials (including our exposure thereto); renewable volume obligations; our renewable biofuels projects including the cost, timing, benefits, capacities, phases, board of director and regulatory approvals, completion, production, processing, capital investment recovery, feedstocks, margins, credit capture and RIN impact thereof; further carbon reduction expansion opportunities; renewable feedstock supply and integration up the supply chain; plans to restructure our business to segregate our renewable operations; reduction of carbon emissions; exploration of renewable power generation and carbon capture opportunities; the renewable diesel margin environment; the ability to return converted unit to hydrocarbon processing or install additional reactor following renewable conversion; cash flows from a renewable diesel project; RIN and low carbon fuel standard credit pricing; expiration of the blenders tax credit; capital and turnaround expenses and project timing; global and domestic nitrogen supply, demand and consumption; demand for ammonia applications; tightening of domestic supply; U.S. exports of nitrogen fertilizer; nitrogen fertilizer demand and pricing; corn demand, stocks, uses, pricing, consumption, production, planting and yield; impact of corn stocks and pricing on nitrogen fertilizer demand and pricing; increase in corn consumption; corn exports and production drivers; European production curtailments; corn and natural gas pricing, including the impact of the Russia/Ukraine conflict thereon; export restrictions; gasoline and ethanol demand destruction resulting from COVID-19, including impact on corn demand and fertilizer consumption; domestic nitrogen fertilizer market conditions, including impacts of inventories, turnarounds, weather events, and corn and wheat pricing; urea and UAN pricing; ability to minimize distribution costs and maximize net back pricing; logistics optionality; rail access and delivery points; sustainability of production; access to transportation for our products, including via rail; marketing agreements for UAN production; impact of the Russia/Ukraine conflict on our business, including nitrogen fertilizer pricing; production and utilization rates; feedstock cost; environmental and maintenance spending; growth capex projects and budget; weather; biofuel consumption; product pricing and capacities; timing and amount of our dividends/distributions, if any; and other matters. You are cautioned not to put undue reliance on FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. (“CVI”) or CVR Partners, LP (“UAN”). These FLS are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA, Adjusted EBITDA) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Mission and Values Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team a success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork, diversity and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. Our core values define the way we do business every day to accomplish our mission. The foundation of our company is built on these core values. We are responsible to apply our core values in all the decisions we make and actions we take. Our mission is to be a top tier North American renewable fuels, petroleum refining, and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth. 2

Petroleum Segment Fertilizer Segment Company Overview CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, with an increasing focus on the production of renewable biofuels. CVR Energy’s Petroleum segment is comprised of two Mid-Continent complex refineries and associated logistics assets, including a significant crude oil gathering business. Our Nitrogen Fertilizer segment is comprised of our ownership of the general partner and approximately 37 percent of the common units of CVR Partners, LP. ➢ CVI owns the general partner and 37% of the common units of CVR Partners, LP (NYSE: UAN). ➢ 2 strategically located facilities serving the Southern Plains and Corn Belt. ➢ Diverse feedstock exposure through petroleum coke and natural gas. ➢ Consistently maintain high utilization rates at production facilities. ➢ 206,500 bpd of nameplate crude oil capacity across 2 strategically located Mid-Continent refineries close to Cushing, Oklahoma. ➢ Direct access to crude oil and condensate fields in the Anadarko and Arkoma Basins. ➢ Complimentary logistics assets and access to multiple key pipelines provide a variety of price advantaged crude oil supply options – 100% exposure to WTI-Brent differential. ➢ 97% liquid volume yield & 93% yield of gasoline and distillate.(1) ➢ Completed construction of Renewable Diesel Unit at Wynnewood with expected production capacity of 100 mm gal. per year. (1) Based on total throughputs; for the last twelve months ended September 30, 2022 3

Continuing to improve in all Environmental, Health and Safety matters – Safety is Job #1 Petroleum Segment experienced a 57%, 36%, and 20% reduction in recordable incident rate, environmental events and process safety incident rate, respectively, compared to YTD 2021. Fertilizer segment had no process safety incidents and achieved a 79% reduction in recordable incident rate for YTD 2022 compared to YTD 2021. Focus on EH&S Performance Preserve Cash Flow Focusing capital spending on projects that are critical to safe and reliable operations Deferring the majority of our growth capital spending, with the exception of renewables projects. Completed Wynnewood Refinery turnaround in early April 2022 and completed turnarounds at the Coffeyville and East Dubuque fertilizer facilities in August and September 2022, respectively. Plan to complete a small turnaround at the Coffeyville Refinery in the Spring of 2023. Maintain Balance Sheet and Liquidity Positioned to take advantage of strong market conditions and potential near-term opportunities Ended 3Q 2022 with total liquidity position of $746 million(1) excluding CVR Partners. Increased liquidity position by approximately 30% from year end 2021. Focus on Crude Oil Quality and Differentials Reducing the carbon footprint of our operations and minimizing our exposure to Renewable Identification Numbers (RINs) through production of renewable biofuels Wynnewood renewable diesel unit (RDU) completed in April 2022 and ramping toward production capacity. Construction of Wynnewood pre-treatment unit (PTU) approved by the Board and expected to be completed by 3Q 2023. Engineering design underway on potential Coffeyville RDU project. Pursuing 45Q tax credits for carbon capture and sequestration activities at Coffeyville fertilizer facility. Grow our Renewables Businesses Maximizing shareholder returns through cash distributions amid strong market conditions Declared total regular dividends of $1.20/share and special dividends of $3.60/share for YTD 2022, representing a total cash return yield of over 12% based on the CVI closing price on November 16, 2022. Maximize Shareholder Returns Strategic Priorities (1) Total liquidity as of September 30, 2022 comprised of $499 million of cash and availability under the ABL of $247 million. 4 Leveraging our strategic location and proprietary gathering system to deliver high value neat crude oils to our refineries Gathering volumes in YTD 2022 averaged approx. 123,000 bpd with current rates at approx. 128,000 bpd which is 9,000 bpd increase from YTD 2021. Working to further increase volumes and reduce purchases of Cushing WTI. Transportation and product yield advantages from gathered crude oils typically $0.50 - $1.00 per bbl relative to Cushing WTI.

Capital Allocation Strategy Non-Discretionary Asset Continuity Safety, reliability and environmental compliance are core to CVR’s management philosophy • Approximately $100MM in annual sustaining and regulatory capex, allocated to assets through a continuous assessment process. • Run-rate annual refining turnaround investment of $60MM over a four-year cycle to maximize asset utilization and reduce downtime exposure. Strategically invest in asset development and businesses that diversify and enhance core assets • 30% target IRR for traditional refining organic projects. • 15% target IRR for renewables-focused investments as these assets typically garner higher multiples. • Evaluate merger and acquisition activity as opportunities arise that diversify market exposure or offer significant synergy. Discretionary Investment Financial Discipline & Investor Returns Maintain an attractive investment profile by focusing on free cash flow generation for cash returns to stockholders • Target an above average cash return yield for stockholders and unitholders. • Repurchase stock/units when value added. • Divest non-core or non-revenue generating assets. • Ensure adequate liquidity to operate the business while returning or investing excess cash. • Maintain debt levels and capital structure profile in line with or exceeding peer group. • Disciplined approach to managing corporate overhead and SG&A costs. ❖ CVR Energy declared a 3Q 2022 dividend of $0.40 per share and a special dividend of $1.00 per share. Total regular and special dividends declared for YTD 2022 of $4.80 per share. Key Priorities • Create long-term value through safe, reliable operations and continuously optimizing core refining, renewables, fertilizer and associated logistics assets; • Invest in high return projects that are complimentary to existing assets, improve feedstock supply and product placement; • Provide above average cash returns to investors through dividends/distributions and buybacks when value added; and, • Protect the balance sheet by maintaining appropriate liquidity, reducing cost of capital and optimizing capital structure. 5

ESG Highlights

Environmental

- Renewable diesel unit start-up at the Wynnewood Refinery in April 2022.
- Wynnewood Refinery feedstock pretreater construction & installation expected to be in the third quarter of 2023.
- Board approved process design study for the potential conversion of an existing hydrotreater at Coffeyville Refinery to renewable diesel and sustainable aviation fuel services.
- Mitigated over 1 million metric tons of carbon dioxide equivalents in 2021 in the Fertilizer Segment.
- Manufactured hydrogen and ammonia that qualifies as "blue" with carbon capture and sequestration through enhanced oil recovery.
- Reduced total recordable incident rate in the Petroleum Segment by 44% in 2021 compared to 2020.
- Reduced process safety Tier 1 incident rate in the Fertilizer Segment by 73% in 2021 compared to 2020.

Social

- Diversity is a key component of our Mission & Values.
- Site-Level Community Impact Committees steer local contributions, sponsorships and volunteer activities.
- Volunteerism Policy providing employees paid time off to volunteer.
- Launched Company-wide Diversity & Inclusion training.
- Implemented Remote Work Policy supporting employee engagement and retention.

Governance

- Board-level ESG oversight.
- Annual Code of Ethics & Business Conduct Acknowledgement for all employees and directors.
- Average tenure of CVR Energy and CVR Partners Directors is less than 9 years.
- Standing EH&S Committee chaired by independent Director and former Assistant Administrator for Enforcement of the EPA.
- More than 75% of Executive Compensation is variable and tied to Company performance.

We make modern life possible through the products we manufacture while contributing to the economic well-being of our employees and the communities where we operate.

6

PETROLEUM SEGMENT

Asset Footprint 8 Mid-Continent Refineries Nameplate crude oil capacity of 206,500 bpd across two refineries • 3Q 2022 total throughput of 201,657 bpd • YTD 2022 total throughput of 200,098 bpd, impacted by the planned turnaround at Wynnewood Average complexity of 10.8 Located in Group 3 of PADD II Crude Oil Sourcing Optionality ➢ Refineries are strategically located ~ 100 to 130 miles from Cushing, OK with access to domestic conventional and Canadian crude oils. ➢ Crude oil pipeline and truck gathering systems with access to production at the wellhead across Kansas, Nebraska, Oklahoma and Missouri. ➢ Historical space on key pipelines provide a variety of crude oil supply options; Reversed Red River pipeline connecting Wynnewood to Cushing. ➢ Current logistics asset portfolio includes over 1,100 miles of owned or JV pipelines, over 7 million barrels of total crude oil and product storage capacity, 39 LACT units and 115 crude oil and LPG tractor-trailers.

Strategically Located Mid-Con Refineries 9 Marketing Network Optionality ➢ Marketing activities focused in central mid-continent area via rack marketing, supplying nearby customers and at terminals on third-party distribution systems. ➢ Rack marketing enables the sale of blended products, allowing CVR opportunities to capture RINs. ➢ Majority of refined product volumes flow north on Magellan system or NuStar pipelines. ➢ Flexibility to ship product south into Texas. ➢ Over 100 product storage tanks with shell capacity of over 4 million barrels across both refineries.

High-Quality Refining Assets

CVR Energy

Consolidated Top Tier Refining Margin[1]



Refining Margin per Barrel
$32.00
$28.00
$24.00
$20.00
$16.00
$12.00
$8.00
$4.00
$0.00
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q
2018 2019 2020 2021 2022
CVR Energy
Peer Avg.

Consolidated Low-Cost Operator[2]



Direct Operating Expense per Barrel
$7.00
$6.00
$5.00
$4.00
$3.00
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q
2018 2019 2020 2021 2022
CVR Energy
Peer Avg.

Peer group includes: Delek US Holdings, HF Sinclair, Marathon Petroleum, Par Pacific , PBF Energy, Phillips 66 and Valero.

Consolidated High Utilization Rates



Consolidated Throughput and Utilization
240.0
200.0
160.0
120.0
80.0
40.0
0.0
120%
100%
80%
60%
40%
20%
0%
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q
2018 2019 2020 2021 2022
Total Throughput (mbpd)
Utilization

Total Throughput and Production Mix[1]



Other (4) 15%
Heavy Canadian (3) 3%
Midland WTI, WTL & WTS 2%
Condensate 10%
Cushing WTI 21%
Regional Crude 48%
Other (5) 7%
Distillate 40%
Gasoline 53%
205,683 bpd
204,846 bpd

(1) Based on total throughputs and production for the last twelve months ended September 30, 2022. Excludes publicly disclosed mark to market impacts on RIN obligations.
(2) Operating expenses based on per barrel of total throughput for the last twelve months ended September 30, 2022.
(3) CVR Energy has contracted pipeline space up to 35,000 bpd but it has historically been more economic to sell heavy crude oils in Cushing, Oklahoma.
(4) Other includes light crude oils from the Rockies, natural gasoline, isobutane, normal butane and gas oil.
(5) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuels.

10

Constructive Macro Environment 11Source: EIA US Gasoline Demand PADD II Gasoline Demand US Diesel Demand PADD II Diesel Demand

Constructive Macro Environment 12Source: EIA US Gasoline Inventories PADD II Gasoline Inventories US Diesel Inventories PADD II Diesel Inventories

Constructive Macro Environment 13 (1) Assumes high-end of proposed 2021 and 2022 Renewable Volume Obligations (2) 4Q 2022 represents QTD pricing through November 18, 2022 Source: MarketView as of November 18, 2022 2-1-1 Crack Spreads & Brent-WTI Differentials ($/bbl) Midland-Cushing and WTL-WTI Differentials ($/bbl)WCS – WTI Differential ($/bbl) RVO-Weighted RINs ($/bbl)(1,2)

Expanding into Renewable Biofuels[1]

CVR Energy

Over the next year, we plan to restructure our business to segregate our renewable operations.

Renewable Diesel Phase 1: Wynnewood

- Conversion of the existing hydrocracker at Wynnewood to renewable diesel service and retooling the refinery for maximum condensate processing.
- Expected capacity of 100 million gallons per year of washed and refined soybean oil or pre-treated corn oil to produce renewable diesel and naphtha.
- Conversion was completed April of 2022 and the unit is ramping toward full capacity.

Renewable Diesel Phase 2: Pre-Treater

- Contemplates construction of a feed pre-treater at Wynnewood that would enable processing of inedible corn oil, animal fats and used cooking oils that generate additional LCFS credits.
- Currently plan to complete construction and installation by 3Q 2023.

Renewable Diesel Phase 3: Coffeyville

- Board has approved the completion of process design for the conversion of an existing hydrotreater at Coffeyville to renewable diesel service.
- Capacity could be up to 150 million gallons per year, of which up to 25 million gallons could be sustainable aviation fuel.

Future Expansion Opportunities

- Evaluating opportunities to integrate up the supply chain to further secure feedstock supply.
- Also exploring potential investments that could further reduce carbon emissions from the facilities through renewable power generation and carbon capture opportunities.

(1) Projects and phases under consideration and subject to final Board approval, margin environment and other applicable requirements.

14

Renewable Diesel Initiatives

Wynnewood Hydrocracker Conversion

Project Highlights:

- Converted 19,000 BPD hydrocracker at Wynnewood to process 100 million gallons per year of washed and bleached soybean oil or pre-treated corn oil to produce renewable diesel and renewable naphtha.
- Majority of capital spend allocated to associated logistics assets (rail loading and unloading, rail cars and track, tankage).
- Excess hydrogen capacity at Wynnewood and minimal modifications required to existing hydrocracker allowed this project to be completed faster and at lower capital cost than most competing projects.
- Primary goal is to reduce carbon footprint and capture the credits currently available in the market: $1/gal BTC approved through 2024, in addition to RINs generated and LCFS credits.
- Completed the conversion of the hydrocracker during the planned turnaround at Wynnewood in the Spring of 2022 and currently ramping toward production capacity.

Renewable Diesel Margin Proxy



Renewable Diesel Gross Margin ($/gal)
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$0.00
($0.50)
($1.00)
($1.50)
($2.00)
($2.50)
($3.00)
($3.50)
HOBO Spread ($/gal)
Jan-20
Mar-20
May-20
Jul-20
Sep-20
Nov-20
Jan-21
Mar-21
May-21
Jul-21
Sep-21
Nov-21
Jan-22
Mar-22
May-22
Jul-22
Sep-22
Nov-22
Renewable Diesel Margin Proxy
HOBO Spread

15

Renewable Diesel Initiatives

Wynnewood Phase 1 Project Economics

- Renewable diesel margins impacted by several factors:
  - Crude oil price and spread between ULSD and Soybean oil (HOBO spread)
  - RINs prices (1.7 D4 Biodiesel RINs generated per gallon of renewable diesel produced)
  - BTC ($1/gal credit authorized through 2024)
  - LCFS credit prices
    - Carbon Intensity (CI) of feedstock utilized impacts value of LCFS credits



Components of Renewable Diesel Margin
($/gallon)
(WTI $/barrel)
$8.00
$6.00
$4.00
$2.00
$0.00
($2.00)
($4.00)
$140
$120
$100
$80
$60
$40
$20
$0
Jan-20 Mar-20 May-20 Jul-20 Sep-20 Nov-20 Jan-21 Mar-21 May-21 Jul-21 Sep-21 Nov-21 Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22
HOBO
ULSD
Soybean Oil
WTI

Key Differentiator vs Other Projects: CVR Energy plans to retain the flexibility to return the unit to hydrocarbon processing and/or install another reactor on the diesel hydrotreater to regain lost hydrocarbon processing capacity if dictated by the margin environment and otherwise approved.



D4 Biosiesel RIN and LCFS Credit Prices
D4 Biodiesel RINs ($/gal)
LCFS Credits ($/ton)
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$250
$200
$150
$100
$50
$0
Jan-20 Mar-20 May-20 Jul-20 Sep-20 Nov-20 Jan-21 Mar-21 May-21 Jul-21 Sep-21 Nov-21 Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22
D4 RIN
LCFS Credit

Sensitivities (Annual Cash Flows)[1]:

HOBO Spread	$0.10 per gal	$10M
Federal Blenders Credit	$1.00 per gal	$98M
RIN Price	$0.10 per gal	$17M
Pretreatment	$0.04 per pound	$32M

(1) Based on approximately 100 million gallons per year

16

$0 $50 $100 $150 $200 $250 2017 2018 2019 2020 2021 2022e $ M Environmental & Maintenance Growth Capital Expenditures and Turnarounds 17Note: As of September 30, 2022. Shaded areas indicate the top end of capital expenditure estimates. 2022 Petroleum Segment and RDU Capex of $152M - $177M Environmental and Maintenance spending estimated at $82M to $93M. Growth capex estimated at $70M to $84M. ➢ Substantially all budgeted growth capital spending for 2022 is related to the RDU project at the Wynnewood Refinery. 2022 Turnaround spending of $80M - $85M Wynnewood planned turnaround was completed on schedule and on budget in April 2022. Coffeyville’s next planned turnaround is expected in the spring of 2023 with an estimated $15mm of pre- planning expenditures to be incurred in 2022. $0 $50 $100 $150 $200 $250 2017 2018 2019 2020 2021 2022e $ M Turnaround spending

FERTILIZER SEGMENT

19 Stable Trends in Fertilizer Supply & Demand Source: USDA, Fertecon US Nitrogen SupplyCorn Stocks to Use ➢ Fertilizers typically represent approximately 15% of farmers’ cost structure and significantly improve yields. ➢ USDA projecting stocks to use ratio for 2022/2023 at approximately 8%, one of the lowest levels since 2014. Higher demand driven by lower ending corn stocks and increased corn prices combined with reduced fertilizer supply have all contributed to higher product pricing for nitrogen fertilizer. ➢ Major global nitrogen capacity build cycle largely complete in 2017/2018, and additional tons have been absorbed by the market. ➢ Reduced global supply of nitrogen fertilizers due to production curtailments in Europe and restrictions on exports from China. ➢ U.S. has become an exporter of nitrogen fertilizer to Europe.

Strong Demand for Corn in the U.S.

- Corn has a variety of uses and applications, including feed grains, ethanol for fuel, and food, seed and industrial (FSI)
- Feed grains
  - ~96% of domestic feed grains are supplied by corn
  - Consumes ~39% of annual corn crop[(1)]
- Ethanol
  - Consumes ~37% of annual corn crop[(1)]
  - Corn demand for 2021 was impacted by the loss of gasoline and ethanol demand as a result of COVID-19
  - Increased export volumes more than offset temporary demand loss from ethanol
- Corn production typically driven more by yield than acres planted
- Nitrogen fertilizer is generally low on the cost curve for farmers

U.S. Domestic Corn Use



(Bushels in billions)
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Feed / Residual Use
Ethanol
Seed & Industrial
1980
1984
1988
1992
1996
2000
2004
2008
2012
2016
2020

Domestic Corn Planted Acres and Yield per Acre



Million planted acres
Bushels per harvested acre
Planted acres
Yield per acre
120
100
80
60
40
20
0
200
150
100
50
0
1926
1932
1938
1944
1950
1956
1962
1968
1974
1980
1986
1992
1998
2004
2010
2016

Historical Corn Pricing



$ per Bushel
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
Dec-12
Feb-14
Apr-15
Jun-16
Aug-17
Oct-18
Dec-19
Feb-21
Apr-22
$6.67

Source: USDA Economic Research Service and USDA WASDE.

(1) Based on 2017 – 2021 average.

20

Recent Domestic Nitrogen Fertilizer Market Conditions

Year	Season	Conditions
2021	Fall / Winter	➢ Hurricane activity caused the shutdown of several U.S. production facilities for several weeks, further tightening supply. ➢ Favorable dry fall weather conditions led to an early corn harvest and extended timeframe for ammonia application. ➢ European production curtailments due to spike in natural gas prices along with China and Russia export restrictions further tightened the global supply of fertilizers.
2022	Spring	➢ Persistent high natural gas prices in Europe and export restrictions in China and Russia continued to limit global supply of nitrogen fertilizers. ➢ Cold and wet weather in the U.S. led to a slower than normal start to corn planting – higher fertilizer prices led to lower application levels. ➢ Corn and wheat prices remained strong with concerns over global grain supplies amid the ongoing Russia/Ukraine conflict and drought conditions in the U.S. wheatbelt.
2022	Summer	➢ NOLA UAN fill price $400 - $420/ton for Q3 shipment. Ammonia fill price $900 - $950/ton for Q3 shipment. Anticipating strong Fall application of ammonia as growers evaluate input costs for 2023. ➢ Skyrocketing natural gas prices in Europe have caused a significant amount of European fertilizer production facilities to curtail production or shut-in entirely, driving European imports of nitrogen fertilizers from the U.S. and Trinidad. ➢ Drought and heat conditions globally potentially led to lower-than-expected harvest yields and lower carryout inventories.
2022	Fall	➢ UAN and Ammonia prices approximately $500/ton and $1,100/ton, respectively for 4Q 2022 shipment. Anticipating strong Fall Ammonia application with planted acres likely to increase in 2023. ➢ Carryout inventories for corn and soybeans expected to be at 10-year lows due to unfavorable weather conditions in the Spring and Summer. ➢ European fertilizer production remains curtailed due to high natural gas price environment, prompting increased exports of fertilizers from the U.S. and Trinidad to Europe. ➢ Commodity prices remain strong, with 2023 corn futures prices over $6.00/bu and wheat over $8.00/bu.

21

Strategically Located Assets

- Large geographic footprint serving the Southern Plains and Corn Belt region
- Well positioned to minimize distribution costs and maximize net back pricing
- Rail loading rack at Coffeyville provides significant logistics optionality west of the Mississippi River due to access to both UP and BNSF delivery points
- Production sustainability due to storage capabilities at the plants and offsite locations



WA
OR
CA
ID
NV
MT
WY
UT
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
AL
East Dubuque, IL
Coffeyville, KS
Pryor, OK
Company-Owned Nitrogen Fertilizer Facilities
Union Pacific, BNSF and shared lines
East Dubuque Facility Marketing Area
Third-Party owned and operated marketing facility

Metric	Coffeyville Facility	East Dubuque Facility
Current Ammonia / UAN Capacity	1,300 / 3,000 TPD	1,075 / 1,000 TPD
LTM 3Q 2022 Ammonia / UAN Production Volumes	1,893 / 3,068 TPD (Consolidated)	
Feedstock	Pet Coke	Natural Gas
Distribution Methods	Rail[1] & Truck	Rail[2], Truck & Barge

(1) Coffeyville Facility carries out railcar distribution via the Union Pacific ("UP") or Burlington Northern Santa Fe ("BNSF") railroad lines.
(2) East Dubuque Facility carries out railcar distribution via the Canadian National Railway Company.

22

Key Operating Statistics Consolidated Production Volumes(1) Consolidated Ammonia Utilization(2) Consolidated Feedstock Costs(1) Consolidated Sales Revenue(1)(3) (1) For the last twelve months ended September 30, 2022. (2) Three months ended September 30, 2022 utilization impacted by planned turnarounds at both facilities. (3) Excludes freight and other. 23 0 200 400 600 800 1,000 1,200 1,400 2018 2019 2020 2021 TTM 2022 Th o u sa n d t o n s Ammonia (gross produced) Ammonia (net avail. for sale) UAN 94% 93% 52% 76% 50% 60% 70% 80% 90% 100% Three Months Ended September 30, Nine Months Ended September 30, 2021 2022 Natural Gas 65% Pet Coke 28% Hydrogen 7% UAN 69% Ammonia 26% Urea Products 5%

Capital Expenditures and Turnaround Expenses 24 2022 Total Capex budget of $44M - $47M Environmental and Maintenance spending estimated at $43M - $45M. Growth capex estimated at $1M - $2M. 2022 Turnaround spending of $33M ➢ Coffeyville and East Dubuque planned turnarounds were completed on schedule and on budget in the fall of 2022 with $12mm and $21mm of expenditures, respectively. Note: As of September 30, 2022. Shaded areas indicate the top end of capital expenditure estimates. $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 2017 2018 2019 2020 2021 2022e $ M Maintenance Growth $0 $5 $10 $15 $20 $25 $30 2017 2018 2019 2020 2021 2022e $ M Turnaround spending

APPENDIX

Non-GAAP Financial Measures 26 Adjusted EBITDA – EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends. Direct Operating Expenses per Throughput Barrel represents direct operating expenses for the Company’s Petroleum segment divided by total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Refining Margin represents the difference between the Company’s Petroleum segment net sales and cost of materials and other. Refining Margin adjusted for Inventory Valuation Impact represents Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories purchased in prior periods and lower of cost or net realizable value adjustments, if necessary. The Company records its commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes it holds in inventory can have favorable or unfavorable impacts on its refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry. Refining Margin and Refining Margin adjusted for Inventory Valuation Impact, per Throughput Barrel represents Refining Margin divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Non-GAAP Financial Measures

CVR Energy

(In USD Millions)

CVR Energy, Inc.	2017	2018	2019	2020	2021	4Q 2021	1Q 2022	2Q 2022	3Q 2022	TTM
Net Income	$ 258	$ 366	$ 362	$ (320)	$ 74	$ 25	$ 153	$ 239	$ 80	$ 497
Add: Interest expense and other financing costs, net of interest income	109	102	102	130	117	24	24	23	19	90
Add: Income tax expense (benefit)	(220)	79	129	(95)	(8)	(7)	34	66	7	100
Add: Depreciation and amortization	258	274	297	278	279	74	67	73	75	289
EBITDA	**$ 405**	**$ 821**	**$ 880**	**$ (7)**	**$ 462**	**$ 116**	**$ 278**	**$ 401**	**$ 181**	**$ 976**
Revaluation of RFS liability			16	59	63	9	19	51	38	117
Gain on marketable securities			-	(34)	(81)	1	-	-	-	1
Unrealized (gain) loss on derivatives			(14)	9	(16)	-	(6)	21	(20)	(5)
Inventory valuation impacts, (favorable) unfavorable			(43)	58	(127)	(17)	(136)	(41)	114	(80)
Goodwill impairment			-	41	-	-	-	-	-	-
Call Option Lawsuits settlement			-	-	-	-	-	79	-	79
Adjusted EBITDA			**$ 839**	**$ 126**	**$ 301**	**$ 109**	**$ 155**	**$ 511**	**$ 313**	**$ 1,088**

Petroleum Segment

(In USD Millions, except per bbl data)

Refining Margin per throughput barrel	4Q 2021	1Q 2022	2Q 2022	3Q 2022	TTM
Refining margin	$ 146	$ 297	$ 478	$ 307	$ 1,228
Divided by: total throughput (mm bbls)	20	18	18	19	75
Refining margin per throughput barrel	$ 7.13	$ 16.75	$ 26.10	$ 16.56	$ 16.36
Inventory valuation impacts	$ (17)	$ (133)	$ (37)	$ 107	$ (80)
Refining margin, excluding inventory valuation impacts	129	164	441	414	1,148
Divided by: total throughput (mm bbls)	20	18	18	19	75
Refining margin, excluding inventory valuations impacts, per throughput barrel	**$ 6.28**	**$ 9.24**	**$ 24.08**	**$ 22.34**	**$ 15.29**

Direct Operating Expense per throughput barrel	4Q 2021	1Q 2022	2Q 2022	3Q 2022	TTM
Direct operating expenses	$ 99	$ 99	$ 112	$ 103	$ 413
Throughput (bpd)	222,257	197,344	201,246	201,657	205,683
Divided by: total throughput (mm bbls)	20	18	18	19	75
Direct operating expenses per total throughput barrel	**$ 4.84**	**$ 5.57**	**$ 6.12**	**$ 5.53**	**$ 5.50**

Note: All amounts on this slide are adjusted for the turnaround accounting change effective in 1Q 2019. These amounts are unaudited.

27

Non-GAAP Financial Measures 28 (In USD Millions) CVR Partners, LP 2017 2018 2019 2020 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 TTM Net Income (loss) (73)$ (50)$ (35)$ (98)$ 78$ 61$ 94$ 118$ (20)$ 253$ Add: Interest expense and other financing costs, net of interest income 63 62 62 63 61$ 11 10 8 8 37 Add: Depreciation and amortization 74 72 80 76 74 21 19 21 22 83 EBITDA 64$ 84$ 107$ 41$ 213$ 93$ 123$ 147$ 10$ 373$ Goodwill impairment - - - 41 - - - - - - Adjusted EBITDA 64$ 84$ 107$ 82$ 213$ 93$ 123$ 147$ 10$ 373$

2022 Estimated Capital Expenditures 29 (1) Total 2022 estimated capitalized costs include approximately $1 million of growth related projects that will require additional approvals before commencement. (2) Renewables reflects spending on the Wynnewood Refinery RDU and pretreater projects, as well as engineering design for potential Coffeyville renewable diesel project. Upon completion and meeting of certain criteria under accounting rules, Renewables is expected to be a new reportable segment. As of September 30, 2022, Renewables does not the meet the definition of a reportable segment as defined under Accounting Standards Codification 280. Maintenance Growth Total Low High Low High Low High Petroleum 47$ 3$ 50$ 81$ 91$ 3$ 7$ 84$ 98$ Renewables (2) - 148 148 1 2 67 77 68 79 Nitrogen Fertilizer 16 10 26 43 45 1 2 44 47 Other 2 - 2 8 10 - - 8 10 Total 65$ 161$ 226$ 133$ 148$ 71$ 86$ 204$ 234$ 2021 Actual 2022 Estimate (1) Maintenance Growth Total

Simplified Organizational Structure 30 Public 29% 71% Public 34.1% 65.9% 63.2% 36.8% Non-Economic General Partner Interest Non-Economic General Partner Interest 50% 40% Midway Pipeline, LLC New Entities for Renewables Restructuring Enable South Central Pipeline, LLC Nitrogen Fertilizer Segment Icahn Enterprises L.P. and Affiliates Petroleum Segment CVR Energy, Inc. (NYSE:CVI) CVR GP, LLC CVR Partners, LP (NYSE:UAN) Operating Subsidiaries Wynnewood Insurance Corporation CVR Aviation, LLC CVR Energy Holdings, Inc. CVR Services, LLC CVR Refining GP, LLC CVR Refining, LP CVR Refining, LLC Operating Subsidiaries